EXHIBIT 3.3

AMENDED AND RESTATED

BY-LAWS

OF

ULTIMAX DIGITAL, INC.

(a Delaware corporation)

ARTICLE I - OFFICE AND AGENT.

Section 1. Office. Ultimax Digital, Inc. (the “Corporation”) may have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by applicable law, at such place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”)may from time to time determine or the business of the Corporation may require.

ARTICLE II – MEETINGS OF STOCKHOLDERS.

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held at such date and time as may be fixed by resolution of the Board.

Section 2. Special Meeting.

(a) Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of Stockholders may be called at any time only by: (i) the Board, (ii) the Chairman of the Board (the “Chairman”), (iii) the Chief Executive Officer, (iv) the President or (v) Stockholders following receipt by the Secretary of the Corporation (the “Secretary”) of a written request for a special meeting in proper form (a “Special Meeting Request”) from the record holders of shares of common stock of the Corporation representing at least 15% of the outstanding common stock of the Corporation if such Special Meeting Request complies with the requirements set forth in this Section 2. The Board shall determine whether all such requirements have been satisfied and such determination shall be binding on the Corporation and the Stockholders; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties. If a Special Meeting Request complies with this Section 2, the Board shall determine the date and time of a special meeting requested in such Special Meeting Request; provided, however, that: (i) the date of such special meeting shall not be later than 120 days following receipt of the Special Meeting Request and (ii) the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”, and the nomination of directors for election shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for Stockholder approval at any other meeting of Stockholders that is held not more than 120 calendar days after the date the Secretary receives such Special Meeting Request.

(b) For a Special Meeting Request to comply with this Section 2, such Special Meeting Request must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form. In order to be in proper written form, such Special Meeting Request must include all the information and/or documents, as applicable, required pursuant to Section 7(a)(iii) of this Article II.

(c) A Special Meeting Request shall not be valid if: (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) a Similar Item was presented at any meeting of Stockholders held within 120 days prior to receipt by the Corporation of such Special Meeting Request, (iii) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a meeting of Stockholders that has been called but not yet held or (iv) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of Stockholders.

(d) The Stockholders who submitted a Special Meeting Request may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that the Board shall have the discretion to determine whether or not to proceed with the special meeting. Notwithstanding the foregoing provisions of this Section 2, and except as otherwise required by applicable law, if all of the Stockholders who submitted the Special Meeting Request for a special meeting of Stockholders do not appear or send a representative to present and vote for the nominations or business submitted by the Stockholders for consideration at such special meeting, then the Corporation need not present such nominations or business for a vote at such meeting notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation.

Section 3. Place of Meeting. The Board may designate the place of meeting for any meeting of Stockholders. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law Statutes (as from time to time, the “DGCL”) (or any successor provision thereto).

Section 4. Notice of Meeting. Except as otherwise provided by applicable law, notice stating: (i) the place of the meeting, if any, (ii) the date and time of the meeting, (iii) the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at the meeting, (iv) the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting and (v) in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and sent by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by applicable law.

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                Section 5. Quorum, Adjournment and Postponement.

(a) Except as otherwise provided by applicable law, the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate”) or these By-laws, the holders of one-third (33 1/3%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally on the business properly brought before the meeting in accordance with these By-laws (collectively, the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders; provided, however, that if specified business is to be voted on by a class of the Corporation’s capital stock or a series of the Corporation’s capital stock voting as a class, the holders of one-third (33 1/3%) of the voting power of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such specified business. The Stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

(b) The Chairman or the holders of one-third (33 1/3%) of the voting power of the outstanding shares of Voting Stock represented at a duly-convened meeting of Stockholders may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman or the holders of one-third (33 1/3%) of the voting power of the outstanding shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the place, date, means of communication and/or voting, record date or time of an adjourned meeting need be given except as otherwise required by applicable law.

(c) Any previously-scheduled meeting of Stockholders may be postponed, and any previously-scheduled special meeting of Stockholders may be canceled, by the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

Section 6. Proxies. At all meetings of Stockholders, a Stockholder may vote by proxy as may be permitted by applicable law; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of Stockholders must be delivered to the Secretary of the Corporation (the “Secretary”) or his or her representative at the principal executive offices of the Corporation at or before the time of the meeting.

Section 7. Notice of Stockholder Business and Nominations; Order of Business.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made at an annual meeting of Stockholders: (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II; (B) by or at the direction of the Chairman or (C) by any Stockholder: (1) who is entitled to vote at the meeting on the election of directors or such business (as applicable), (2) who complies with the notice procedures set forth in Sections 7(a)(ii), 7(a)(iii) and 7(a)(iv), (3) whose shares in the Corporation have been held no less than 1 year prior to the date of the proposal, (4) whose shares represent no less than 1% of the Corporation’s securities entitled to be voted on the proposal or have an aggregate value no less than $2000 and (5) who is a Stockholder of record at the time such notice is delivered to the Secretary. Except as otherwise required by applicable law, the foregoing clause (C) shall be the exclusive means for a Stockholder to make nominations or propose business at an annual meeting of Stockholders.

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(i) For nominations or other business to be properly brought before an annual meeting of Stockholders by a Stockholder pursuant to Section 7(a)(i)(C), (A) the Stockholder must give timely notice thereof in proper written form to the Secretary and (B) in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by a Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 7(a)(ii).

(ii) In order to be in proper written form, such Stockholder’s notice must include the following information and/or documents, as applicable: (A) the name and address of the Stockholder giving the notice, as they appear on the Corporation’s books, and of the beneficial owner of stock of the Corporation, if any, on whose behalf such nomination or proposal of other business is made (such beneficial owner, the “Beneficial Owner”); (B) representations that, as of the date of delivery of such notice, such Stockholder is a holder of record of stock of the Corporation and is entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose and vote for such nomination and any such other business; (C) as to each person whom the Stockholder proposes to nominate for election or re- election as a director (a “Stockholder Nominee”): (1) all information relating to such Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”) or any successor provision thereto, including such Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy if the Corporation so determines, (2) a statement whether such Stockholder Nominee, if elected, intends to tender, promptly following such Stockholder Nominee’s election or re-election, an irrevocable offer of resignation effective upon such Stockholder Nominee’s failure to receive the required vote for re-election at the next meeting at which such Stockholder Nominee would face re-election and upon acceptance of such resignation by the Board in accordance with the Corporation’s Board Practice on Director Elections and (3) such other information as may be reasonably requested by the Corporation; (D) as to any other business that the Stockholder proposes to bring before the meeting: (1) a brief description of such business, (2) the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-laws, the text of the proposed amendment) and (3) the reasons for conducting such business at the meeting; and (E) in all cases: (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom the Stockholder, any Beneficial Owner, any Stockholder Nominee and the respective affiliates and associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) of such Stockholder, Beneficial Owner and/or Stockholder Nominee (each of the foregoing, including, for the avoidance of doubt, the Stockholder, Beneficial Owner and/or Stockholder Nominee, a “Stockholder Group Member”) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of common stock of the Corporation) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each Person described in this clause (1), including each Stockholder Group Member, a “Covered Person”), and a description, and, if in writing, a copy, of each such agreement, arrangement or understanding, (2) a list of the class, series and number of shares of capital stock of the Corporation that are beneficially owned or owned of record by each Covered Person, together with documentary evidence of such record or beneficial ownership, (3) a list of all derivative securities (as defined in Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar arrangements to which any Covered Person is a counterparty and relating to any shares of capital stock of the Corporation, a description of all economic terms of all such derivative securities and other derivatives or similar arrangements and copies of all agreements and other documents relating to each of such derivative securities and other derivatives or similar arrangements, (4) a list of all transactions by any Covered Person involving any shares of capital stock of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) or other derivatives or similar arrangements related to any shares of capital stock of the Corporation entered into or consummated within 60 days prior to the date of such notice, (5) details of all other material interests of each Covered Person in such nomination or proposal or shares of capital stock of the Corporation (including any rights to dividends or performance- related fees based on any increase or decrease in the value of such shares of capital stock) and (6) a representation as to whether any Covered Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to, in the case of a nomination or nominations, at least the percentage of the Corporation’s outstanding capital stock reasonably believed by the Covered Person to be sufficient to elect the nominee or nominees proposed to be nominated by the Stockholder and, in the case of a proposal, holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any Stockholder Nominee or approve such proposal (such representation, the “Solicitation Representation”). A notice delivered by or on behalf of any Stockholder under this Section 7(a) shall be deemed to be not in compliance with this Section 7(a) and not be effective if: (x) such notice does not include all of the information, documents and representations required under this Section 7(a), (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event or (z) any Covered Person does not act in accordance with the representation set forth in the Solicitation Representation; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.

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(iii) Notwithstanding the second sentence of Section 7(a)(ii), in the event that the number of directors to be elected to the Board is increased effective at the next annual meeting and there is no Public Announcement specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation and such notice otherwise complies with the requirements of this Section 7(a).

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting: (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II or (ii) by or at the direction of the Chairman. Except as set forth in this Section 7 or otherwise required by applicable law, Stockholders shall have no right to bring business at a special meeting of the Stockholders. At a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, nominations of persons for election to the Board may be made: (A) by or at the direction of the Board or (B) by any Stockholder who is entitled to vote at the meeting on the election of directors, who complies with the notice procedures set forth in this Section 7(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing directors to the Board, any Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice, containing all the information, documents and representations required under Section 7(a)(iii) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. Except as otherwise required by applicable law, the foregoing clause (B) shall be the exclusive means for stockholders to make nominations at special meetings of stockholders. A notice delivered by or on behalf of any Stockholder under this Section 7(b) shall be deemed to be not in compliance with this Section 7(b) and not be effective if: (x) such notice does not include all of the information, documents and representations required under this Section 7(b), (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event or (z) any Covered Person does not act in accordance with the representation set forth in the Solicitation Representation; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

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(c) General.

(i) Except as otherwise provided by applicable law, only persons who are nominated in accordance with the procedures and other requirements set forth in Section 7(a) or 7(b) of this Article II, as applicable, shall be eligible to be elected or re-elected as directors at a meeting of Stockholders, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board or these By-laws, the Chairman shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman, may include the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized proxies and such other persons as the Board or the Chairman shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (E) limitations on the time allotted to questions or comments by participants. Except as otherwise provided by applicable law, the Certificate or these By-laws, the Board or the Chairman shall, if the facts warrant, determine that any business (including a nomination for election as a director) was not properly brought before the meeting (including whether such business proposed to be brought before the meeting was made in accordance with the procedures and other requirements set forth in these By-laws (including this Section 7)) and if the Board or the Chairman should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted or considered. Notwithstanding the foregoing provisions of this Section 7, except as otherwise required by applicable law, if the Stockholder (or a qualified representative of the Stockholder) does not appear in person at the annual or special meeting of Stockholders to present and vote for a nomination or proposed business previously put forward by or on behalf of such Stockholder, then such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation.

(ii) For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).

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(iii) Notwithstanding the foregoing provisions of this Section 7, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 7.

Section 8. Procedure for Voting.

(a) Except as otherwise required by applicable law, the Certificate, these By-laws or any applicable rule of a national securities exchange, all matters submitted to Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon.

(b) The vote on any matter, including the election of directors, need not be by written ballot. Any written ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

Section 9. Inspectors of Elections; Opening and Closing the Polls.

(a) To the extent required by applicable law, the Board by resolution or the Chairman shall appoint one or more inspectors, which inspector or inspectors may not be directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

(b) The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

Section 10. Consent of Stockholders in Lieu of Meeting.

(a) Except as otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

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(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the paragraph (a), above. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 10 to the extent permitted by law. Any such consent shall be delivered in accordance with the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the Corporation as provided by law.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III – BOARD OF DIRECTORS.

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by applicable law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by applicable law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.

Section 2. Number, Qualification and Election.

(a) Except as otherwise provided in the Certificate, the number of the directors of the Corporation shall be fixed from time to time by the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.

(b) Each director, other than those who may be elected by the holders of shares of any class or series of Preferred Stock, shall be elected by the Stockholders entitled to vote thereon at each annual meeting of the Stockholders, and shall hold office until the next annual meeting of the Stockholders and until each of their successors shall have been duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal from office.

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(c) Each director shall be at least 21 years of age. Except as otherwise provided by a duly adopted resolution by the Board, directors need not be Stockholders of the Corporation.

(d) In any uncontested election of directors, each person receiving a majority of the votes cast shall be deemed elected. For purposes of this paragraph, a ‘majority of the votes cast’ shall mean that the number of votes cast ‘for’ a director must exceed the number of votes cast ‘against’ that director (with ‘abstentions’ and ‘broker non-votes’ not counted as a vote cast with respect to that director). In any contested election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. The Board may establish policies and procedures regarding the nomination, election and resignation of directors, which policies and procedures may: (i) include a condition to nomination by the Board for election or re-election as a director that an individual agree to tender, if elected or re-elected, an irrevocable offer of resignation conditioned on: (A) failing to receive the required vote for re-election at the next meeting at which such person would face re- election and (B) acceptance of the resignation by the Board, (ii) require: (A) the Corporation’s nominating and governance committee (the “Nominating and Governance Committee”) to make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken and (B) the Board to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days, to the extent practicable, from the date of the certification of the election results. A “contested election” is one in which: (i) the Secretary receives a notice that a Stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for Stockholder nominees for director set forth in Section 7 of Article II and (ii) such nomination has not been withdrawn by such Stockholder on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the Stockholders. An “uncontested election” is any election other than a contested election.

Section 3. Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by: (i) the Board or (ii) any Stockholder entitled to vote on the election of directors; provided, however, such Stockholder nomination is made in accordance with Article II.

Section 4. Quorum and Manner of Acting. Except as otherwise provided by applicable law, the Certificate or these By-laws: (i) a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board and (ii) the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The Chairman may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

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Section 6. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the Chief Executive Officer, the President or a majority of the Whole Board.

Section 7. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director by telecopy, facsimile, e-mail or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who, either before or after the meeting, submits a signed waiver of such notice or who attends such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 8. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with applicable law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

Section 9. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by applicable law, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by applicable law and, if required by applicable law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Certificate

Section 11. Resignations. Any director of the Corporation may resign at any time by giving written notice (including by electronic transmission) to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 12. Vacancies and Removals. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, disqualification or removal from office shall only be filled by the Board, and not by the Stockholders, by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, even though less than a quorum of the Board, and newly created directorships resulting from any increase in the number of directors shall only be filled by the Board in the manner described above. Any director elected in accordance with the preceding sentence of this Section 12 shall hold office until the next annual meeting of Stockholders and until such director’s successor shall have been elected and qualified.

Notwithstanding any other provision of these bylaws of this Corporation, any director or all the directors of a single class (including the entire board of directors) of the Corporation may be removed, at any time, but only by the affirmative vote or consent of the holders of not less than 2/3s of the voting power (unless such removal is for cause) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

Section 13. Compensation. Unless otherwise restricted by the Articles, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

Section 14. Establishment of Committees of the Board. The Board may from time to time by resolution create committees of directors with such functions, duties and powers as the Board shall by resolution prescribe, including, without limitation, a nominating and governance committee, an audit committee and a compensation committee. A majority of all the members of any such committee may determine its actions and rules or procedures, and fix the time, place and manner of its meetings, unless these By-laws or the Board shall otherwise provide. The Board may, from time to time, establish, eliminate and modify the power and authority of any of the Board’s committees, change the size of a committee and add, remove or replace the chair or members of any committee.

ARTICLE IV – OFFICERS.

Section 1. Number; Term of Office; Salary. The officers of the Corporation shall be elected by the Board and may consist of: a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (including Assistant, Executive and Senior Vice Presidents), a Treasurer, a Secretary and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions and duties as provided in these By-laws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

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Section 2. Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of the Chief Executive Officer, by any superior officer upon whom such power may be conferred by the Board.

Section 3. Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Chairman of the Board. The Chairman may be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board. The Chairman shall have supervisory responsibility over officers operating and discharging their responsibilities as shall be determined by the Board. The Chairman shall preside over Board meetings and shall perform all such other duties which are commonly incident to the capacity of Chairman or which are delegated to him or her by the Board. The Chairman shall have the power to sign all stock certificates.

Section 5. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to control of the Board, and shall report directly to the Board. The Chief Executive Officer shall, if present and in the absence of the Chairman, preside at meetings of Stockholders.

Section 6. President. The President shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board. The President shall have the power to sign all stock certificates.

Section 7. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

Section 8. Vice-Presidents. Any Vice-President shall have such powers and duties as shall be prescribed by his superior officer or the Board.

Section 9. Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall have the power to sign all stock certificates.

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Section 10. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose, the Secretary shall see that all notices required to be given by the Corporation are duly given and served, the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws, the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by applicable law to be kept and filed are properly kept and filed and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall have the power to sign all stock certificates.

Section 11. Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board, by the Treasurer or Secretary, respectively, or by the Chief Executive Officer.

Section 12. Additional Matters. The Chief Executive Officer, the President and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board.

ARTICLE V – CAPITAL STOCK.

Section 1. Certificates for Shares; Direct Registration.

(a) The shares of capital stock of the Corporation may be represented by certificates or, if provided by a resolution of the Board, may be uncertificated shares that may be evidenced by a book-entry system (including, without limitation, a direct registration system) maintained by the registrar of such capital stock, or a combination of both. To the extent that shares of capital stock are represented by certificates, such certificates, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of capital stock of each class shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, President, or a Vice-President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(b) The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

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Section 2. Transfer of Shares. Transfers of shares of capital stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Section 4. Registered Stockholders and Addresses of Stockholders.

(a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of capital stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

(b) Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any Stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.

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Section 5. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of capital stock of the Corporation shall notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board, or a committee designated thereby, or the transfer agents and registrars for the capital stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation an indemnity or a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in replacement of certificates claimed to have been lost, stolen, destroyed or mutilated.

Section 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may, except as otherwise provided by applicable law, fix, in advance, a record date or record dates, as applicable. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date or record dates.

Section 8. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI – INDEMNIFICATION.

Section 1. Indemnification in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 and Section 10 of this Article VI, the Corporation shall, to the fullest extent permitted by the DGCL and applicable Delaware law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly- owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly-owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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Section 2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 and Section 10 of this Article VI, the Corporation shall indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly-owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly-owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Delaware or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification or defense under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 1 or 2 of this Article VI or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

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Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI, as the case may be.

Section 5. Expenses Payable in Advance. Expenses, including attorney’s fees, incurred by a current or former director or officer in defending any action, suit or proceeding described in Section 1 or Section 2 of this Article VI shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles, any agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by applicable law. The provisions of this Article VI shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 1 or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

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Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or a direct or indirect wholly-owned subsidiary of the Corporation, or was or is serving at the request of the Corporation, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Article VI.

Section 8. Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Section 9. Survival of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification and defense under this Article VI (which shall be governed by Section 11(b) of this Article VI), the Corporation shall not be obligated under this Article VI to indemnify, hold harmless or defend any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

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Section 11. Contract Rights.

(a) The obligations of the Corporation under this Article VI to indemnify, hold harmless and defend a person who was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly-owned subsidiary of the Corporation, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VI shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(b) If a claim under Section 1, Section 2 or Section 5 of this Article VI is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that such person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit.

ARTICLE VII – MISCELLANEOUS.

Section 1. Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. If and when so directed by the Board or a duly authorized committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution by the Board and if not so fixed by the Board the fiscal year shall be the calendar year.

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Section 3. Waiver of Notice. Whenever any notice whatsoever is required to be given by these By-laws, by the Articles or by applicable law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by applicable law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

Section 4. Amendments. Unless a higher percentage is required by the Articles, these By-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by: (i) the affirmative vote of the holders of not less than a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation, voting together as a single class, or (ii) by a majority of the Whole Board.

Section 5. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

Section 6. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used at any time unless otherwise restricted by the Board or a committee thereof.

Section 7. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8. Electronic Transmission. For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 9. Books and Records. The corporation shall:(1) Keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation; (2) Maintain appropriate accounting records; (3) Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation; (4) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time; and (5) Keep a copy of the following records at its principal office: (a) the Articles of Incorporation and all amendments thereto as currently in effect; (b) these Bylaws and all amendments thereto as currently in effect; (c) the minutes of all meetings of stockholders and records of all action taken by stockholders; (d) without a meeting, for the past three years; (e) the corporation’s financial statements for the past three years; (f) all written communications to stockholders generally within the past three years; (g) a list of the names and business addresses of the current Directors and officers; and (h) the most recent annual report delivered to the Delaware Secretary of State.

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Section 10. Forum Selection; Attorneys Fees. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

If any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of these Bylaws, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the Corporation and any other parties asserting a claim as set forth in the initial paragraph of this section, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection any judgment obtained in any such proceeding. The provisions of this Section shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

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